UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2013

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer.

On October 9, 2013, James Miele notified Iteris, Inc. (the “Company”) of his intention to resign from his position as Vice President of Finance and Chief Financial Officer of the Company to pursue other opportunities. Mr. Miele’s resignation will be effective on November 1, 2013.

(c) Appointment of Interim Chief Financial Officer.

As of the effective date of Mr. Miele’s resignation, Craig Christensen will assume the role of Interim Chief Financial Officer until a permanent replacement for Mr. Miele has been identified by the Company. As Interim Chief Financial Officer of the Company, Mr. Christensen will perform the functions of principal financial officer and principal accounting officer.

Mr. Christensen, age 35, has served as the Company’s Controller since April 2012. Prior to joining the Company, Mr. Christensen served as the Corporate Controller and Director of Finance and Accounting at SM&A, a provider of competition and program management services, from 2007. Prior to joining SM&A, Mr. Christensen served as a Manager in the Assurance Advisory & Business Services practice at Ernst & Young LLP. Mr. Christensen is a Certified Public Accountant in the State of California and holds a Bachelor of Arts degree in Business Economics with an emphasis in Accounting from the University of California, Santa Barbara.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 11, 2013

ITERIS, INC.,
a Delaware corporation

By:	/S/ ABBAS MOHADDES
Abbas Mohaddes
Chief Executive Officer and President